“Focused manufacturer of engineered lifting equipment” Exhibit 99.2 Manitex International, Inc. Conference Call Third Quarter 2012 November 8th, 2012

Forward Looking Statements &
Non GAAP Measures
“Focused
manufacturer of
engineered lifting
equipment”
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity;
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,”
“project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,”
and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the
Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results.
Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation.  Manitex believes that this information is useful to understanding its operating results without the impact of special items. See
Manitex’s Third Quarter 2012 Earnings Release on the Investor Relations section of our website
www.manitexinternational.com for a description and/or reconciliation of these measures.

“Focused
manufacturer of
engineered lifting
equipment”
Overview
• Second consecutive record quarter delivered from benefits of increased production activities  and strong backlog
– Sales of $53.4 million (44% increase), 2% sequentially
– Net income of $2.5 million (145% increase)
– EPS $0.21 (133% increase)
– EBITDA $5.3 million (70% increase), 10% of sales
• Our markets remain steady, notwithstanding widespread uncertainty, and we remain optimistic for growth
– N.A. energy sector continuing to drive demand for key products, especially specialized boom trucks and trailers
– 9/30 backlog at $126 million
– 2012 v 2011 ytd investment in R&D increase over 70%.  Continuing to launch new product to drive future growth
• On pace to deliver solid increase in sales and profits compared to 2011
– 2012 year to date revenue, net income and EBITDA already exceed 2011 full year.
– Expectations for full year revenues in excess of $200m, EBITDA growth of 65%

“Focused
manufacturer of
engineered lifting
equipment”
Q3 2012 Business Update
•Market conditions consistent with prior quarter
•Significant degree of uncertainty still exists in N. America, influencing buying decisions
•N. American general construction / housing steady, but still relatively subdued. Energy still active and positive outlook
•European markets continue to be adversely impacted from economic conditions and lack of credit
•Selective international markets and sectors remain a positive opportunity
•Product demand profile remains consistent with recent quarters i.e. still focused on more specialized, higher tonnage units or industry specific product (e.g. energy).
•9/30/12 Backlog $125.8 million
•YOY increase 99%, ytd 2012 increase 50%
•Production increases at several facilities have reduced order book as anticipated, together with some Q3 seasonality impact  on order intake
•Broad based order book although boom trucks continue to be heavily represented
•
Strongest demand for our Manitex boom trucks. Large tonnage unit shipments up over 1
20% compared to Q3-2011
•
Specialized trailer demand continues to strengthen in response to continued product developments and international demand
•
Product development initiatives continuing: Successful October launch event for Badger
15 ton pick and carry crane targeted for industrial / energy sector

Key Figures - Quarterly
“Focused
manufacturer of
engineered lifting
equipment”
USD thousands
Q3-2012 Q3-2011 Q2-2012
Net sales $53,380 $36,942 $52,496
% change in Q3-2012 to prior period
- 44.5% 1.7%
Gross profit 10,810 7,824 10,756
Gross margin %
20.3% 21.2% 20.5%
Operating expenses 6,343 5,591 6,560
Net Income 2,504 1,020 2,308
EBITDA 5,349 3,147 5,116
EBITDA % of Sales
10.0% 8.5% 9.7%
Working Capital 58,795 39,145 52,303
Current Ratio 2.3 2.4 2.2
Backlog 125,785 63,105 149,564
% change in Q3-2012 to prior period
- 99.3% (15.9%)

“Focused
manufacturer of
engineered lifting
equipment”
Q3-2012 Operating Performance
$m $m
Q3-2011 Net income 1.0
Gross profit impact of increased sales of $16.4 million (Q3-2012 sales less Q3-2011 sales at 2011 gross profit % ).
3.5
Impact from lower margin
(Q3-2012 gross profit % - Q3-2011 gross profit
% multiplied by Q3-2012 sales)
(0.5)
Increase in gross profit 3.0
Increase in R&D expense
Increase in SG&A expenses
(0.2)
(0.6)
Interest 0.1
Other income / (expense) (0.1)
Increase in tax (0.7)
Q3-2012 Net income $       2.5

Working Capital
“Focused
manufacturer of
engineered lifting
equipment”
$000
Q3-2012 Q4-2011
Working Capital $58,795 $41,032
Days sales outstanding (DSO) 57 60
Days payable outstanding (DPO) 65 59
Inventory turns 2.8 2.7
Current ratio 2.3 2.4
Operating working capital 66,556 50,007
Operating working capital % of annualized
LQS
31.2% 34.2%
•Major movements in working capital increase Q3-2012 v Q4 2011 of $17.8m
•Cash ($3.2m), Receivables ($9.2m), inventory ($18.2m) 7 Prepaid ($1.2m), offset by increased accounts payable ($11.3m), and accrued expenses & other current liabilities ($2.4m)
•Inventory: increases in raw materials ($15.4m) and WIP ($1.5m) to support growth
•Operating working capital % decreased compared to Q4-2011, as revenue growth was achieved in the quarter as planned

“Focused
manufacturer of
engineered lifting
equipment”
$000
Q3-2012 Q4-2011
Total Cash 3,305 71
Total Debt 46,304 42,227
Total Equity 57,208 46,794
Net capitalization 100,207 88,950
Net debt / capitalization 42.9% 47.4%
Quarterly EBITDA 5,349 2,876
Quarterly EBITDA % of sales 10.0% 7.9%
•Increase in cash $3.2m
•Increase in debt at 9/30/2012 from 12/31/2011 of $4.1m, ($0.8m net of cash)
• Increase in lines of credit, equipment finance and Italian working capital finance $10.3m
• Repayments of  $6.4 m on long term debt, including $3.8m paid early during Q2 & Q3-
2012
•N. American revolver facilities, based on available collateral at 9/30/12 was $38.5m.
•N. American revolver availability at 9/30/12 of $6.0m
•July 2012 raised $4.1m (gross) from equity to repay long term debt in Q3-2012
Debt & Liquidity
• Net capitalization is the sum of debt plus equity minus cash
• Net debt is total debt less cash

Summary
“Focused
manufacturer of
engineered lifting
equipment”
• Niche product and market strategy delivering strong growth performance
• Significant production expansion to balance with demand, achieved by solid execution by team and supply chain.
• EPS and EBITDA growth continues to outpace revenue growth due to operating leverage
• Optimistic outlook.
• Expect full year 2012 to show a solid increase compared to 2011 in revenue, net income and EBITDA
• Revenues to exceed $200m in 2012
• Continued growth and improvements expected in 2013